Document Documento: "Translation of Exploration and Prospecting Contract with the Option to buy."


                            NOTARY PUBLIC PROCEEDING


RECORDING OF PRIVATE CONTRACT: In the capital of Mendoza Province, Republica Argentina, on March 30th, 1995; between Minera Andes S.A., represented in this act by Mr. Brian Gavin guaranteeing this representation by submitting General Power for Lawsuits and Administrative Procedures, dated 7/4/94, which has been given by Minera Andes S.A., declaring that it was registered In "Registro Publico de Mandatos General de esta Provincia" (Public Register for Power of Attorney of this Province) under N(degree)22627, Fs 230, Tomo 262. And Mr. Brian Gavin shows a copy of a contract of "Exploration and Prospecting with option to buy" dated March 30th, 1995, that says: CONTRACT OF EXPLORATION AND PROSPECTING WITH OPTION TO BUY. in the city of Mendoza, Province, on March 30th, 1995, It is agreed between MINERA ANDES S.A., represented herein by Mr. Brian Gavin, taking up legal residence at Calle Coronel Moldes 837, Mendoza on one hand, and on the other Mr. Oscar Horacio Gonzalez, L.E. (document) No. 8.377.728, single, taking up residence at Calle Olascoaga s/n Las Lajas, Neuquen, (8347), and legal residence at Luis Monti 758 Zapala, Neuquen, (8340) and Miss Dioly Nancy Manassero, D.N.I. (document) No. 10.043.279, single, taking up residence at 191 Barrio Plan 25 de Mayo, Zapala, Neuquen, (8340) and legal residence at Calle Luis Monti 758, Zapala, Neuquen, (8340); we must mention that Mr. Oscar Horacio Gonzalez will represent Miss Dioly Nancy Manassero, having all faculties which include receiving payments, receipts, finalizations in total or partial manner of this contract, modifications and notices and all other consequences that may arise from this contract. This representation will not be revoked, limited or modified without prior notice from Minera Andes S.A. The notice must be sent to the mentioned address and will be in force 48 hours after having received this notice. Both parties agree to the following:

FIRST: Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero as holders of the claim arising from the cateo's allowances in process under files (expedientes): a) Mr. Oscar Horacio Gonzalez: 1) "La Resvaloa", mine file number 139.153/49, registered and surveyed; 2) "Dos Guanacos", file number 11057/81, registered and surveyed; 3) "Sin Rival", mine file number 4.062/67, file number 11620/84 registration is pending; 4) "Maipu" mine, file number 104.473/50, and file number 102/91, prescription application is in process; 5) "El Lalo", mine, file number 11.549/84, registered and with application for petenenclas; 6) "Pedrito Lucas", mine, file number 6.513177, registered, survey is pending; 7) "Lican", mine, file number 4.867/69, expired, registered, survey is pending; 8) Estaca mina at "Carolina" mine, file number 13.892/90; 9) Enlargement in "La Resvalosa', mine, file number 13.893/90, registered; 10) File number 009/91 Right of way, in process; b) Miss Dioly Nancy Manassero: 1) "Manzano Silvestre", mine, file number 10.316/79, registered and surveyed; 2) "Carolina", mine, file number 10.404/80, registered and surveyed; 3) Estaca mina at "La Resvalosa", mine, file number 193/92 register is pending; file number 13.926/90, application

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for right of way. Mr. Oscar Horacio Gonzalez and Miss Dioly Manassero stated
that their rights and claims are completely valid and they are in force according to Mining Code; there are no legal or conventional inhibitions, seizures or burdens affecting them and they are all completely available. An approximate sketch showing the location of the area is enclosed. It is stated that there are no studies and/or enhancements regarding these areas that would make them economically exploitable.

SECOND: the option to buy could be exercised by Minera Andes S.A. at any moment within the four year term, starting January lst, 1995 and ending on December 31st, 1998. In the event that the option was taken, Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, agree to carry on all the proceedings necessary to formally transfer the ownership to Minera Andes S.A., or to whom it may designate, regarding the mining properties hereby detailed under Article 1st, In order to make the transfer easy, Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, give irrevocable power in favor of Minera Andes S.A. and/or the person designated by that company, in order to drive the process related to any of the files hereabove mentioned, declare the minerals that could be discovered and require directly from the Provincial Mining Direction, the titles for the corresponding properties and arising rights, during the term of this contract, and without meaning that by this irrevocable authorization that Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero are free from their original obligation to execute all the said proceedings. During the term of this contract, the parties agree, by themselves or by third parties, not to apply for or register as devoid in the areas comprising, cateos, manifestaciones de descubrimiento, minas (mines) or estacas minas, or any other claim that could spoil the soul of this agreement. If there had been other manifestaciones and/or any manifestacion was made, creating rights in the areas hereby comprised, this rights would be considered under the conditions of the current contract.

THIRD: During the term of this contract, Mr. Oscar Horacio Gonzalez and Mss Dioly Nancy Manassero give Minera Andes S.A. the holding of the cateos and claims hereby identified under Article 1, but the latter could not exploit the ore deposits, that could appear; but will be able to carry on exploration and investigation tasks such as: geologic, mining and topographic investigations, surveys, drilling, sampling of the surface and underground, mineralogy and metallurgic surveys, build test plants for the sake of study and any other tasks that could be useful for accomplishing the goal, which is the discovery of ore that could be considered economically exploitable. It is also stated that Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero will be able to exploit other minerals that are not considered first category, as long as this does not interfere or create difficulties with tasks undertaken by Minera Andes S.A. in the search for first category minerals.

FOURTH: In the event that Minera Andes S.A. took the right for the option to buy under article first hereby, the sales price for the belongings Identified under
Article 1st, included all the manifestaciones creating mining claims that could be incorporated, is fixed at two hundred

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thousand dollars (200,000) to be paid in dollar bills or in pesos at the corresponding exchange rate for the dollar bill at the Banco de la Nacion Argentina, the day before payment date. Payment schedule is established in the following way US$ 200,000 cash. A payment to the seller has been agreed to be 1%. This 1% royalty will be from the ore price over the "Net Smelter Return" during the production period of the deposit, in the case Minera Andes S.A. exercised the option to buy. The payment term for this royalty will be in force when the eventual commercial exploitation of a field starts and will be settled semiannually. A payment to the owners will be paid, this value is comprehended as right of way, this payment will be in force during the term of the option, this value has been settled at twenty four thousand (US$24,000) to be paid in a quarterly manner of six thousand dollars (US$6,000) at each corresponding month.

FIFTH. Minera Andes S.A. at any moment during the term of this contract, could resign it, as a whole or in part without obligation to indemnify, through appropriate notice sent fifteen days In advance to Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero at the address hereby stated. Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, are not able to resign to the contract on their own, except for the cases considered under article 11. The contract will be finished at the specific end date mentioned in the resigning notice that Minera Andes S.A. could send. At the moment of resigning Minera Andes will transfer the holding of the mining belongings to Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero as they are, with concession charges all canceled and without equipment or obligation to transfer the enhancements incorporated, except for the case where It was not possible to detach them. In the event that Minera Andes S.A. did not decide to purchase the deposits or the area, the amounts paid up to that moment will remain in favor of Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, as compensation for not being able to use their rights during the exploration term.

SIXTEENTH: The parties agree, that in case of dispute they will accept the jurisdiction of the common courts of Mendoza, excluding any other code or jurisdiction. Approving this document six copies are sighned by the parties, in order to be registered with the Mining Authority of Mendoza and to be recorded with the Notary Public; and another to be translated to English. At the moment of signing this contract, Minera Andes S.A. pays the amount of twelve thousand dollars (US$12,000) to its co-contractors, canceling the amount of the first payment scheduled corresponding to January 1st, 1995 up to March 31st, 1995 and the payment scheduled for April 1st, 1995 up to June 30th, 1995 under article fourth; leaving clear that the difference has already been received by Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, who after collecting this amount will furnish adequate receipt and a broad and total payment document.

INTERPRETATIVE CLAUSE: Over NET SMELTER RETURN: In the event that the royalties had to be paid, it is understood as all minerals "net smelter return", concentrated, or their products containing ore produced and sold by the Holder. When the ore containing minerals with commercial value, are sold by the Holder, its "net smelter return" will be considered as the actual amount received by the said Holder for the sale of them, minus the

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deduction of any expense corresponding to transport (including freight, insurance, and delivery and mailing costs) from the exploitation to the facilities of the purchaser and any other unloading place. When the concentrates or products containing minerals with commercial value are sold by the holder; their net smelter return should be considered as the actual amount received by the holder for the sale, minus deduction for any and all the expenses related to smelting, refining, weighing, sampling, assay, handling, transport (including freight, insurance, handling and mailing expenditures), penalties for impurities and other charges deduced by a purchaser, provided that the Holder does not deduce any charge for initial processing. By initial processing it is understood the initial grinding or concentration or other ore treatment during which one or more mineral products are recovered from that sold ore and a subsequent processing, and during which the first tails and mineral waste are discarded or deposited. Such deductions will be limited to commercially reasonable amounts from the point of view of mineral industrial practices and levels, currently accepted as good, such as smelting or other similar operations for the treatment of metals, The "net smelter return" for the ore, concentrates or products treated in smeltery and other similar metal operations, owned, operated or controlled by the Holder, or dealt with based on a toll paid by the Holder, will be computed as already mentioned, with the deductions previously established. For the ore, concentrates or products sold to associate companies or sold by the Holder, but in some way used by him, the gross price for the sale will be determined in a similar way; provided that the total deductions done by the Holder according to this paragraph, do not exceed the total deductions that could have been made by other smeltery operators or treatment facilities for similar materials in the case that those materials were smelted or treated in those facilities based on a reasonable commercial agreement . There is an illegible signature and the explanatory legend says: Brian Gavin on behalf of Minera Andes S..A..- There is an illegible signature and the explanatory legend says: Oscar Horacio Gonzalez, L.E. (document) 8377728. There is an illegible signature and a legend saying Dioly Nancy Manassero D.N.I.. (document) 10043279. There is a certification in Notary Public proceeding number 466902, that says:
"As Notary Public, Holder of Registry number thirty-seven from Capital, I
CERTIFY: that the signatures at the bottom of each of the FIVE pages of the Contract of Exploration and Prospecting with Option to buy herepreceding, and which also have my signature, Professional seal and formal statement for the certification that is done in the current sheet for the Notary Public proceeding; belong to Mr. BRIAN GAVIN, Passport issued by United Kingdom of Great Britain and Northern Ireland number C969194D, Mr. HORACIO OSCAR GONZALEZ, L.E. (document) number 8377728 and to Miss. DIOLY NANCY MANASSERO, D.N.I. (document) 10043279; all of which have been done in my presence; Mr. Brian Gavin is acting as representative for "Minera Andes S.A.", guaranteeing that with General Administration Power of Attorney, registered in the Public Registry for General Powers (Registro Publico de Mandatos Generales) from this province, under number 30432, Fs. 27, book 290 "L"; and Mr. Oscar Horacio Gonzalez is acting on behalf of Miss Dioly Nancy Manassero, guaranteeing this with a Special Power for 'Venta de Minas Irrevocables'. The corresponding requirement has been formalized at pages 205, 206 respectively from Book Number "One" of requirements of the legalized, witnessed. Mendoza, MARCH 30th, 1995". In each of the five pages containing the Contract of Exploration and Prospecting with option to buy that has been textually transcribed, they bear at the bottom

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three illegible signatures, with a seal saying: Certification at Notary Public
Proceeding sheet N(degree) 468902 with Certification Stamps N(degree) 186409,.

SIXTH. As warranty for the option to buy mentioned under article first hereby, Mr. Oscar Horacio Gonzalez and Miss Dioly Manassero agree to register with the mining authority of Neuquen province, a voluntary inhibition to transfer, sell, rent or burden the mining claims identified under article 1st, and regarding this, they are actually applying for it; in favor of Minera Andes S.A.. The said inhibition will be determined for a period equivalent to the term of this contract, and a copy of the latter will be submitted as reference for that inhibition, which will be asked to be recorded as a quote to each area and mines' registry; as well as in each file (expedients).

SEVENTH: Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, will transfer the mining claims, cateos and minas with all the canons paid up to the signing of this contract. During the term of this contract Minera Andes S.A. will: a) Pay all the expenses related to the legal standing of the claims mentioned under article FIRST, meaning the payment of: the canons for the cateos and pertenenclas, the surveys of cateos and minas, estacas minas and manifestaciones de descubdmiento, repaying of borders and any other expense or Provincial or Municipality distribution that could affect the minining claims hereabove mentioned; not being possible to deduct from payments to Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, except for the case that they accept this obligation. b) Minera Andes S.A. will pay for any enhancement necessary to be done. Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero will not be responsible for tools, machinery, equipments, facilities or enhancements located within the mining properly; c) Take on all the responsibility for corporal injuries or death of any person or damage to assets resulting from negligence by Minera Andes S.A. or its employees or agents, resulting from exploration activities or any other work related to the activity of Minera Andes S.A.; d) Pay for all labor and related issues, in all its aspects, and materials used in relation to the aim of this contract. e) Assume the responsibility for indemnity corresponding to surface owners or third parties, including the government, environmental damage, without limit of time, provided that it arose from the fault of Minera Andes S.A.'s activities.

EIGHTH: Minera Andes S.A. could install and take away from the properties, during the term of this contract, any tool machinery, equipment or supplies owned by the company. It is agreed and established that in the case of total or partial resignation of this contract due to any reason, Minera Andes S.A. could take away all its belongings, tools, machinery, equipment or supplies and the cost of that transport will be paid by it, within the term of a ninety days (90) from the end of the contract; Minera Andes S.A. will not take away any underground beam or any other supports installed by it and could not alter or restore excavations or any other works on the surface, unless that it is required by law; rules or administrative requirements to be applied. Minera Andes S.A. could keep a night watchman or necessary security during the said term.

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NINTH: After the total or partial end of this contract due to any reason, but not to the payment of the purchase price by Minera Andes S.A., in the way and in the amounts scheduled under article fourth, and provided that Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero have fulfilled all the conditions; Minera Andes S.A. should furnish at no charge a copy of all the feasibility studies detailed under article third, done up to the said date, in written and signed; as well as it should make available witnesses or any other material useful for the investigation, within the term of a ninety days after the relationship is ended. Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero will have the right to inspect all the belongings at any adequate moment, without obstructing the works; and with prior notice to Minera Andes S.A. of the inspection, no less than 10 days in advance.

TENTH: Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, declare and guarantee that they are the only licensees for the mining claims or cateos' applications included under article 1st; that their ownership is in good standing with all the corresponding rights, that he has not transferred or burden them, that they are free and exempt for any claim by third parties or people acting on behalf of others. Without limiting or restricting in any way, any other right of Minera Andes S.A. against Mr. Oscar Horacio Gonzalez and Miss Dioly Manassero, it is agreed that if during the term of this contract Minera Andes S.A., or the mining authority, or third parties discovered or declared any kind of corruption or limitation in the title of any of the claims or applications for cateos, or mines identified under article lst, Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero would prevent that corruption or claims. If Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Gonzalez, did not accomplish so within the term of thirty straight days from the date they are summoned by Minera Andes S.A., except for cases of force majeur; these cases of corruption, obstructions or restrictions could be repaired by Minera Andes S.A., thus Minera Andes S.A. or whoever may be designated, is given irrevocable broad power to repair them. In the event that Minera Andes S.A. paid the total purchase price according to and in the way it is scheduled under article fourth hereby, thus having the right already transferred, the title for the mining claims and turn that holding in true and material ownership of the mines and claims, Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero will furnish all the official documents and will carry out all the proceedings necessary to improve the ownership transfer for the said concessions in favor of Minera Andes S.A.; or whoever may be designated. Expenses and fees resulting from the issuing and registering of official documents, will be paid by Minera Andes S.A. It is also restated that Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero give irrevocable power to Minera Andes S.A. or to whoever may be designated, to carry on all the necessary proceedings to issue the official documents expressing the ownership transfer for the mines and cateos' applications included in this contract.

ELEVENTH: The only articles in favor of and for which Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero could resign, would be the lack of payment in time of the agreed amounts under article 4th and the unfulfillment of Minera Andes S.A.'s commitments under article 7th, item a). The power to resign the contract due to lack of payment will proceed after thirty days of delay for the scheduled dates. The delay will proceed by legal right without any need for legal requirements, through the summoning resulting from the

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expiration of the term. During the period of actual delay, the amount will earn an interest equivalent to the rate charged by Banco de la Nacion Argentina for the discount of letters or promissory notes; which will be paid together with the amount owed. Once the term of thirty days delay is over, Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero, will be able to resign the contract on their own by means of appropriate notice at the address of Minera Andes S.A., keeping all the amounts collected up to the moment in their favor; without having the to require the amounts owed.

TWELFTH: All Minera Andes S.A.' rights resulting hereby could be transferred, prior notice to Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero. At the same time, the transferees should ratify their acceptance to Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero and offer an adequate reliability warranty or the possibility to accomplish these contract obligations; from that moment onwards, all the rights and obligations originally corresponding to Minera Andes S.A. are automatically substituted. Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero's rights, according to this contract, could be transferred only with prior acceptance by Minera Andes S.A.; not being possible for this acceptance to be denied without reason.

THIRTEENTH. This contract will oblige the parties and their corresponding inheritors, executors, administrators, successors with rights and related third parties. All knowledge and information that Mr. Oscar Horacio Gonzalez and Miss Dioly Nancy Manassero acquire, related to the works mentioned under article 3rd, will be kept with discretion and considered as confidential, except for the event that Minera Andes S.A. releases the holders from this obligation, in written. This confidentiality condition, will be in force during the whole term of this contract and up a year after the end date of this contract or the purchase of the property and mining claims. Minera Andes S.A. also agrees to keep confidentiality for a year after the contract has been resigned.

FOURTEENTH: All notices to Minera Andes S.A. and to Mr. Oscar Gonzalez and Miss Dioly Nancy Manassero will be done in written in a reliable way at the addresses hereby stated. The parties can change their addresses but must notify, not being away from the scope of the city of Mendoza and or Zapala.

FIFTEENTH : The parties agree, that in case of dispute they will accept the jurisdiction of the common courts of the province of Mendoza, excluding any other code or jurisdiction. It is stated that this contract is exempt from seals due to an amendment to article 240 Inc. 31, Fiscal Law N(degree) 6164. In order to be registered with the Mining Authority of Mendoza Province; and, to be recorded with a local Notary Public; all costs will be supported by Minera Andes S.A.

Mendoza, March 30th 1995. There is an illegible signature and a seal saying Gilberto Suarez Lago, Notary Public, Reg. N(degree) 37. Mendoza. IN ACCORDANCE WITH; what has been transcribed from the Contract that I see, which bears the statement that it is exempt from fiscal repaying, enclosed hereby, with the corresponding notary public's quote. ON

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RECORD. READ this deed by the appearing parties, with their corresponding functions, accepting the whole of this, ratifying its content and the signature, Witnessed, Overwritten:
March 30th, it's valid.

(There are two illegible signatures and a seal saying: Gilberto Suarez Lago, Notary Public, Holder Reg. N(degree) 37, Mendoza)

It corresponds to Sheet number 466986, from Notary Public Proceeding, Series A. ALL IN AGREEMENT with the original deed read by me, under from the general record of Notary Public Registry (Registro Notarial) number thirty seven from Capital, witnessed. For "MINERA ANDES S.A.", this first testimony with nine photocopied pages and the current sheet of notary public proceeding number F 468902 that I sign and seal at the place and date of issue.

(There is an illegible signature and a seal saying: Gilberto Suarez Lago, Notary Public, Holder Reg. N(degree) 37, Mendoza)


Witnessed, this is a true translation for the original in Spanish. Mendoza, August 28th, 1995 Doy fe que es traduccion fiel del original en Castellano ante mi. Mendoza, 28 de Agosto de 1995.-

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                           REPRESENTATION OF ACCURACY

     The foregoing is a fair and accurate English translation of the document from which it is made.

     Dated this 19th day of June, 1997.


                                        /s/ BRIAN GAVIN
                                        ----------------------------------------
                                        Brian Gavin
                                        Vice President